UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 15, 2009

China Integrated Energy, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-25413	65-0854589
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Dongxin Century Square, 7th Floor Hi-Tech Development District Xi’an, Shaanxi Province, People’s Republic of China 710043
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 011-86-29 8268 3920

_____________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On October 15, 2009, China Integrated Energy, Inc., a Delaware corporation (the “Company”) issued a press release announcing its selected unaudited preliminary financial results for its third quarter of 2009 and increasing its 2009 full year guidance.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

As provided in General Instruction B.2 of SEC Form 8-K, such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Current Report on Form 8-K.

Item 8.01. Other Events.

On October 15, 2009, the Company issued a press release announcing that the Company intends to offer, subject to market and other conditions, 8,000,000 shares of common stock of the Company, and to grant to the underwriters an option to purchase up to 1,200,000 additional shares of the Company’s common stock to cover over-allotments, if any.  A copy of the press release is furnished as Exhibit 99.2 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits:

No.	Description
99.1	China Integrated Energy, Inc. Press Release, dated October 15, 2009
99.2	China Integrated Energy, Inc. Press Release, dated October 15, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 16, 2009	China Integrated Energy, Inc.

	By:	/s/ Gao Xincheng
Name: Gao Xincheng
Title: Chief Executive Officer and President

EXHIBIT INDEX

No.	Description
99.1	China Integrated Energy, Inc. Press Release, dated October 15, 2009
99.2	China Integrated Energy, Inc. Press Release, dated October 15, 2009